[MEDIFAST LOGO]

Medifast, Inc.
11445 Cronhill Drive
Owings Mills, MD 21117

August 2, 2004

Dear Shareholders:

           You are cordially invited to attend the Annual Meeting of Shareholders of Medifast, Inc., (the "Company"), to be held on Friday, September 3, 2004 at Sunrise Distributing, the distribution headquarters of Medifast, Inc. Sunrise Distributing is located at 601 Sunrise Avenue Ridgely, MD 21660. The meeting will begin at 1:00 P.M., Eastern Daylight Time, for the following purposes:

          (1) To elect a classified Board of Directors consisting of seven directors, divided into three classes. The terms of Class I will expire in 2007 and the terms of Class II and III will expire at the next Annual Meeting of Shareholders in 2005, at which their respective class term expires and their respective successors will be duly elected and qualified.

          (2) To approve the re-appointment of Bagell, Josephs & Company, LLC, an independent member of the BDO Seidman alliance, as the Company's independent auditors for the fiscal year ending December 31, 2004.

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

           Please read the attached Proxy Statement carefully for information on the matters shareholders are being asked to consider and vote on.

           In addition to these specific matters, there will be a report on the progress of Medifast, Inc. and an opportunity to ask questions of general interest to shareholders.

           Your Board of Directors and Management look forward to greeting those shareholders able to attend. Only shareholders of record at the close of business on July 28, 2004 will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

           It is important that your shares be represented and voted at the annual meeting, regardless of whether or not you plan to attend in person. You are therefore urged to vote your shares in a timely fashion.

By Order of the Board of Directors,

/s/ Bradley T. MacDonald
-------------------------------------------------
Bradley T. MacDonald
Chairman of the Board & Chief Executive Officer

                                 MEDIFAST, INC.

                             -----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held September 3, 2004

                             -----------------------


To the Shareholders of Medifast, Inc.:

The Annual Meeting of shareholders of Medifast, Inc., (the "Company"), will be held on Friday, September 3, 2004 at Sunrise Distributing, the distribution headquarters of Medifast, Inc. Sunrise Distributing is located at 601 Sunrise Avenue Ridgely, MD 21660. The meeting will begin at 1:00 P.M., Eastern Daylight Time, for the following purposes:

     (1) To elect a classified Board of Directors consisting of seven directors, divided into three classes. The terms of Class I will expire in 2007 and the terms of Class II and III will expire at the next Annual Meeting of Shareholders in 2005, at which their respective class term expires and their respective successors will be duly elected and qualified.

     (2) To approve the re-appointment of Bagell, Josephs & Company, LLC, an independent member of the BDO Seidman alliance, as the Company's independent auditors for the fiscal year ending December 31, 2004.

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

YOUR BOARD OF DIRECTORS URGES SHAREHOLDERS TO VOTE FOR ITEMS 1 AND 2.

All of these proposals are more fully described in the Proxy Statement that follows. Shareholders of record at the close of business on July 28, 2004, will be entitled to vote at the meeting and any adjournments thereof.


                                             By Order of the Board of Directors,


                                             /s/ Bradley T. MacDonald
                                             ----------------------------
                                             Bradley T. MacDonald
                                             Chairman of the Board
                                             & Chief Executive Officer

                                             August 2, 2004

                                    CONTENTS


                                                                            Page
                                                                            ----
Proxy Statement............................................................... 3
ITEM 1. Election of Directors................................................. 4
Principal Stockholders........................................................ 7
Security Ownership of Directors and Executive Officers........................ 7
Executive Compensation........................................................ 8
Report of the Audit Committee................................................. 9
Section 16(a) Beneficial Ownership Reporting Compliance....................... 9
Performance Graphs........................................................... 10
ITEM 2. Ratification of Appointment of Independent Auditors.................. 12
Annual Report................................................................ 13
Proxy Solicitation........................................................... 13
Other Matters................................................................ 13

                                 MEDIFAST, INC.

                             -----------------------

                                 PROXY STATEMENT

         This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Medifast, Inc., a Delaware corporation (the "Company" or "Medifast"), to be voted at the Annual Meeting of Shareholders (the "Meeting") scheduled to be held at Sunrise Distributing, the distribution headquarters of Medifast, Inc. Sunrise Distributing is located at 601 Sunrise Avenue Ridgely, MD 21660. The meeting will begin at 1:00 P.M., Eastern Daylight Time, Friday, September 3, 2004, and at any adjournments thereof.

         Only shareholders of record as of the close of business on July 28, 2004* are entitled to notice of and to vote at the Meeting or any adjournment thereof. On that date, the Company had outstanding 10,954,098 shares of Common Stock, par value $.01 per share (the "Common Stock"), 311,730 shares of Series "B" Preferred Convertible Stock (the "Preferred Stock") and 200,000 shares of Series "C" Preferred Convertible Stock. Each share of Common Stock is entitled to one vote, each share of Series "B" Preferred Stock is entitled to two votes and each share of Series "C" Preferred Stock is entitled to one vote. Total voting power equals to 11,777,558 votes eligible at the annual meeting.

         Each form of proxy which is properly executed and returned to the Company will be voted in accordance with the directions specified thereon, or, if no directions are specified, will be voted (i) for the election as Directors of the persons named herein under the caption "Election of Directors," and (ii) for the approval of the appointment of Bagell, Josephs & Company, LLC as the Company's independent auditors for the fiscal year ending December 31, 2004. Any stockholder giving a proxy may revoke it at any time before it is exercised. Such revocation may be affected by voting in person or by proxy at the Meeting, by returning to the Company prior to the Meeting a proxy bearing a later date, or by otherwise notifying the Secretary of the Company in writing prior to the Meeting.

         The Company's executive offices are at 11445 Cronhill Drive, Owings Mills, Maryland 21117 and its telephone number is (410) 581-8042. This proxy statement and the accompanying proxy are first being distributed to the shareholders of the Company on or about August 2, 2004.

* Record Date

                          ITEM 1. ELECTION OF DIRECTORS

         The Board of Directors are divided into three classes consisting of Class I, Class II, and Class III, and these classes are based upon seniority. In as much as the Annual Meeting represents the first re-election of these classes, directors for each of the three classes will need to be elected at the Annual Meeting. At subsequent annual meetings, only directors for the class whose term is expiring will be elected at that annual meeting.

         The number of directors in each class is determined by the Board of Directors and consists of as nearly equal a number of directors as possible. There are seven nominees for directors therefore, Classes I and II will include two directors, and Class III will include three directors, all of which may be adjusted, should the Board of Directors change the number of directors representing a class. The term of Class I will expire in 2007. The term of Classes II and III will expire in 2005. Class II will then be up for re-election for a three-year term expiring in 2008. Class III will then be up for re-election for a one-year term, followed by an election for a three-year term ending in 2009.

         The Board of Directors has nominated the nominees named below, which nominees are currently serving as directors and have indicated their willingness to continue serving as directors. The Board of Directors knows of no reason why such nominees would be unable to serve as directors. If any of the nominees should for any reason become unable to serve, then valid proxies will be voted for the election of such substitute nominee as the Board of Directors may designate. The two nominees for Class I Directors are Bradley T. MacDonald and Rev. Donald F. Reilly, O.S.A. The two nominees for Class II Directors are R. Scott Zion and Michael C. MacDonald. The three nominees for Class III Directors are Michael J. McDevitt, Mary T. Travis and Rev. Joseph D. Calderone, O.S.A.

         Each director serves until his or her successor is elected and qualified or until his or her death, retirement, resignation, or removal. Should a vacancy occur or be created, whether arising through death, resignations, retirement or removal of a director, the vacancy will be filed by a majority vote of the remaining directors. A director so elected to fill a vacancy will serve for the remainder of the present term of office of the class to which he or she was elected.

INFORMATION CONCERNING NOMINEES

The name and age of each nominee and the year he/she became a director of the Company, according to information furnished by each, is as follows:

                                                                       FIRST
                                                                      BECAME A
NAME                                                        AGE       DIRECTOR
----                                                        ---       --------
Bradley T. MacDonald(1).................................... 56          1996
Rev. Donald F. Reilly, O.S.A. (2) (3) (4).................. 57          1998
Michael C. MacDonald (1)................................... 51          1999
R. Scott Zion (1) (2) (4).................................. 53          1999
Michael J. McDevitt (3).................................... 55          2002
Mary T. Travis (2) (3) (4)................................. 52          2002
Rev. Joseph Calderone, O.S.A. (4).......................... 56          2003

-----------
(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.
(4) Independent director per the American Stock Exchange regulations.

CLASS I DIRECTORS

Bradley T. MacDonald became Chairman of the Board and CEO of Medifast, Inc. on January 28, 1998. Prior to joining the company, he was appointed as Program Director of the U.S. Olympic Coin Program of the Atlanta Olympic Games. From 1991 through 1994, Colonel MacDonald returned to active duty to be Deputy Director and Chief Financial Officer of the Retail, Food, Hospitality, and Recreation Businesses for the United States Marine Corps. Prior thereto, Mr. MacDonald served as Chief Operating Officer of the Bonneau Sunglass Company, President of Pennsylvania Optical Co., and Chairman and CEO of MacDonald and Associates. Mr. MacDonald was national president of the Marine Corps Reserve Officers Association and retired from the United States Marine Corps Reserve as a Colonel in 1997, after 27 years of service. Mr. MacDonald is also serving on the Board of Directors of the Wireless Accessories Group (WIRX:OB), a Nasdaq Bulletin Board Company and the Board of Directors of the Toys for Tots Foundation. In February of 2004 the Secretary of Defense appointed Mr. MacDonald to the Defense Advisory Board for Employer Support of the Guard and Reserve.

Very Reverend Donald Francis Reilly, O.S.A. holds a Doctorate in Ministry (Counseling) from New York Theological and an M.A. from Washington Theological Union as well as a B.A. from Villanova University. Very Reverend Reilly was ordained an Augustinian priest in 1974 and now serves as the Provincial for the Augustinian Order at Villanova, Pennsylvania. He is currently on the Board of Trustees of Villanova University, is President of the Board of "Bird Nest" in Philadelphia, Pennsylvania and is board member of Prayer Power. Fr. Reilly oversees more than 250 Augustinian Friars and their service to the Church, teaching at universities and high schools, ministering to parishes, serving as chaplains in the Armed Forces and hospitals, ministering to AIDS victims, and serving missions in Japan, South America, and South Africa. He is a member of the Medifast Compensation and Audit Committees.

CLASS II DIRECTORS

R. Scott Zion is a Director and the Corporate Secretary for Medifast, Inc. He received a Bachelor of Arts Degree from Denison University, Granville, Ohio. Mr. Zion is currently a principal in Resources Development, Inc., a health care consulting company in Napa, California. Prior to forming Resources Development, he was Senior Vice President of Sales and Marketing for Santen, Inc., an ophthalmic pharmaceutical company. He also spent 20 years with the Mead Johnson Nutritional Division of Bristol Myers Squibb in various positions of increasing responsibility in sales management. He is a member of the Medifast Executive and Audit Committees.

Michael C. MacDonald is a corporate officer and the President of North American Solutions Group for the Xerox Corporation. Mr. MacDonald's organization is responsible for all products, services and solutions sold by the Xerox direct sales force in the United States and Canada. Mr. MacDonald's former positions at Xerox Corporation include executive positions in the sales and marketing areas. He is currently on the Board of overseers of Rutgers University and a director of the Jimmy V Foundation. He is also serving on the Board of Directors of US LEC Corp. (NASDAQ:CLEC), Xerox Capital Services, and the U.S. Chamber of Commerce. Mr. MacDonald is the brother of Bradley T. MacDonald, the CEO of the Company. He is a member of the Medifast Executive Committee.

CLASS III DIRECTORS

Mary T. Travis is currently the Senior Vice President of Wholesale Operations for Sunset Mortgage Company, L.P. in Pennsylvania and was formerly the Vice President of Operations for the Financial Mortgage Corporation. Mrs. Travis is an expert in mortgage banking with over 31 years of diversified experience. She is an approved instructor of the Mortgage Bankers Association Accredited School of Mortgage Banking and is a Delegate and 2nd Vice president of the Mortgage Bankers Association of Greater Philadelphia. She is a member of the Medifast Audit Committee and is the qualified financial expert per the American Stock Exchange and Securities and Exchange Commission regulations. She is also a member of the Medifast Compensation Committee.

Michael J. McDevitt is a retired Federal Bureau of Investigation (FBI) Senior Executive and currently is employed in private industry as a security specialist. While in the FBI Mr. McDevitt developed and managed highly successful technical security programs through a succession of leadership posts, culminating in a Senior Executive Services (SES) position in the Investigative Technology Branch, FBI Laboratory Division. He managed nearly two hundred

Special Agent and engineering support staff spanning a broad spectrum of technical security programs, as well as an annual budget exceeding $200 million. Senior government personnel regard him as a leading expert on technology applied to physical security and has played a leading role in developing critical partnerships within his industry, coupling technical capabilities with operational requirements. He is a member of the Medifast Compensation Committee.

Reverend Joseph D. Calderone, O.S.A., Ed.D., is the Associate Director of Campus Ministry at Villanova University. Prior to his work at Villanova University, Reverend Calderone spent over eight years with the Loyola University Medical Center as the hospital Chaplain and taught multiple courses including Introduction to the Practice of Medicine and Business Ethics. Rev. Calderone has taught at Merrimack College, Rollins College, St. Leo's College, De Paul University and Washington Theological Union. Also, he is currently a Captain in the US Navy Reserves and serves as the Wing Chaplain for the 4th Marine Aircraft Wing.


MEETINGS AND COMMITTEES

         For the fiscal year ended December 31, 2003 ("Fiscal 2003"), the Board of Directors held three (3) meetings, including those in which matters were adopted by unanimous written consent. The Board has an Audit Committee, an Executive Committee, and a Compensation Committee. The purpose and responsibilities for each of these committees is outlined in committee charters adopted by the Board. The Board may, from time to time, form a new committee or disband a current committee depending on circumstances. In addition, the Board may determine to form ad hoc committees from time to time, and determine the composition and areas of competence of such committees.

         The Audit Committee of the Board of Directors consists of Mrs. Mary T. Travis, Very Rev. Donald F. Reilly O.S.A and Mr. R. Scott Zion. The primary function of the committee is to assist the Board of Directors in fulfilling their oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. The committee held five (5) meetings during fiscal year 2003. The Audit Committee encourages continuous improvement of, and fosters adherence to, the corporation's policies, procedures and practices at all levels

         Messrs. Michael C. MacDonald, R. Scott Zion, and Bradley T. MacDonald are members of the Executive Committee. The Executive Committee has all the authority of the Board of Directors, except with respect to certain matters that by statute may not be delegated by the Board of Directors. The Committee meets periodically during the year to develop and review strategic operational and management policies for the Company. The Committee held three (3) meetings during fiscal year 2003.

         The Compensation Committee of the Board of Directors held two (2) meetings during fiscal year 2003. The members were Very Rev. Donald F. Reilly O.S.A, Mr. Michael J. McDevitt, and Mrs. Mary T. Travis. The primary purpose of the Compensation Committee is to assist the Board in discharging its responsibilities with respect to compensation of the Company's executive officers and to produce an annual report for inclusion in the Company's proxy statement on executive compensation. The Committee approved a contract salary for Mr. MacDonald, the Chief Executive Officer to $225,000 in the year 2003 as compared to $145,000 in 2002, $135,371. The board adjusted his contract salary accordingly and authorized a bonus of up to $75,000 provided the Company attains its profit plan per the Board approved forecast.

         The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee's charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee's agenda. The schedule for each committee will be furnished to all directors.

                             DIRECTORS' COMPENSATION

         The Company is authorized to pay a fee of $300 for each meeting attended by its directors who are not executive officers. It reimburses those who are not employees of the Company for their expenses incurred in attending meetings. Independent Directors claimed $7,939.00 in Director's fees and/or expenses in 2003. See "Executive Compensation - Stock Options" for stock options granted under the 1993 Plan to the Directors. The Company authorized a stock grant under rule 144 of 2,500 shares to the following directors: Michael J. McDevitt, Mary Travis, R. Scott Zion, Rev. Donald F. Reilly and Michael C. MacDonald in April 2003.


                             PRINCIPAL STOCKHOLDERS

         The following table sets forth as of March 31, 2003, information concerning the ownership of Common Stock and Preferred Stock by persons which, to the Company's knowledge, own beneficially more than 5% of the outstanding shares of Common Stock or Preferred Stock.

                                             Common Stock              % of
        Name and Address                  Beneficially Owned        Outstanding
        ----------------                  -----------------         -----------
        Bradley T. MacDonald...........       1,259,873                10.4%
        11445 Cronhill Drive
          Owings Mills, MD  21117

                                           Series "B" Voting
                                       Preferred Convertible Stock     % of
        Name and Address                  Beneficially Owned        Outstanding
        ----------------               ---------------------------  -----------
        "DS" Capital Investors.........         385,202                100%
          JPR Capital
          Staten Island, NY 10314


             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information with respect to the beneficial ownership of shares of Common Stock or voting Preferred Stock as of March 31, 2004 of the Chief Executive Officer, each Director, each nominee for Director, each current executive officer named in the Summary Compensation Table under "Executive Compensation" and all executive officers and directors as a group. The number of shares beneficially owned is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other person. Under such rules, "beneficial ownership" includes shares as to which the undersigned has sole or shared voting power or investment power and shares, which the undersigned has the right to acquire within 60 days of March 15, 2004 through the exercise of any stock option or other right. Unless otherwise indicated, the named person has sole investment and voting power with respect to the shares set forth in the table.


                                                  NUMBER              % OF
NAME AND ADDRESS*                               OF SHARES         OUTSTANDING
-----------------                               ----------        -----------
Bradley T. MacDonald........................   1,259,873 (1)         10.36%
Donald F. Reilly............................      65,452 (2)          0.54%
Michael C. MacDonald........................      38,354 (2)          0.32%
Scott Zion..................................     177,500 (2)          1.46%
Mary Travis.................................       5,340 (2)          0.04%
Michael J. McDevitt.........................      13,900 (2)          0.11%

Executive Officers and Directors as a group
  (7 persons)...............................   1,560,419             12.83%

(1) Mr. MacDonald beneficially owns 1,259,873 shares of common stock and 90,000 shares of voting Series "C" Preferred Convertible Stock. Mrs. Shirley D. MacDonald and Ms. Margaret E. MacDonald, wife and daughter of Mr. MacDonald, individually or jointly own 462,605 shares of stock.

(2) Independent directors were issued 2,500 shares of common stock as compensation for their participation as Board Members in 2002.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information as to the compensation of the Chief Executive Officer of the Company and each other executive officer that received or will receive compensation in excess of $100,000 for 2004, 2003, and 2002.

                               Annual Compensation

                                                        Value of Common/
                                                     Preferred Stock Issued   Option    Other Annual
Name                   Year   Salary ($)   Bonus ($)     in Lieu of Cash      Awards    Compensation
----                   ----  ----------   ---------      ---------------      ------    ------------
Bradley T. MacDonald   2004    225,000      75,000              0                  0          0
                       2003    225,000     112,000              0                  0          0
                       2002    145,000      75,000              0            100,000(1)       0
Leo V. Williams III    2004    125,000        0                 0             10,000          0

(1) The Board of Directors reinstated 100,000 options at 1.50 per share granted in 1997

                                  STOCK OPTIONS

         The Company's 1993 Employee Stock Option Plan (the "Plan"), as amended in July 1995, December 1997, June 2002, and again in July 2003 authorizes the issuance of options for 1,250,000 shares of Common Stock. The Plan authorizes the Board of Directors or the Compensation Committee appointed by the Board to grant incentive stock options and non-incentive stock options to officers, key employees, directors, and independent consultants, with directors who are not employees and consultants eligible only to receive non-incentive stock options. Employee stock options are vested over 2 years.

         * The following tables set forth pertinent information as of December 31, 2003 with respect to options granted under the Plan since the inception of the Plan to the persons set forth under the Summary Compensation Table, all current executive officers as a group and all current Directors who are not executive officers as a group of the Company. In addition, a chart listing option holders, grants made in FY 2003, and a list of aggregated options and the value of these options, is provided.

                                                       ALL CURRENT   ALL CURRENT
                                                        EXECUTIVE    INDEPENDENT
                                         BRADLEY T.     OFFICERS     DIRECTORS
                                        MACDONALD(1)   AS A GROUP    AS A GROUP
                                        ------------   ----------    -----------
Options granted........................   215,000         92,500       110,000
Average exercise price.................  $   0.86       $   0.67     $    1.07
Options exercised......................   215,000         76,665       100,000
Average exercise  price................  $   0.86       $   0.53     $    0.70
Shares sold............................         *              *             *
Options unexercised as of 12/31/03.....         0         15,835        10,000

                                                                 Approximate 5 YR                         Value of
                                             FY 03 Grants @     Potential Realizable   Unexercised      Unexercised
                                           Price & Expiration   Value at 10% Annual      Options          Options
                                              Month/Year        Stock Appreciation   as of 12/31/03   as of 12/31/03
                                           ------------------   -------------------- --------------   --------------
Current Executive Officers and Directors   12,500@$4.80  2008                            12,500          $116,250
Employees                                  69,333@$8.71  2008                            46,669           258,260
Consultants                                81,667@$2.23  2008                             4,445            41,339
                                                                                         ------          --------
                                                                                         63,614*         $415,849

*Vested options granted are below.  1,250,000 authorized.

                        SELECT EXECUTIVE RETIREMENT PLAN

         On May 27, 2003, the Medifast, Inc. Board of Directors approved the Selective Executive Retirement Plan for Bradley T. MacDonald, its CEO. The Plan will be funded over two years. During this period, Mr. MacDonald will contribute $250,000 of his earned compensation and the Corporation will match $250,000 on a dollar for dollar basis. The funds will be accumulated in a Merrill Lynch account and upon the retirement of Mr. MacDonald, the Plan will payout the accumulated principal and interest at the age of sixty or over a ten-year period. The Deferred Compensation Plan will vest in three equal phases over a three-year period. The Plan will vest 33% upon the first anniversary date, 33% upon the second anniversary date, and 34% upon the third anniversary date. At the discretion of the Board of Directors of Medifast, Inc. a waiver to the amended vesting period may be granted upon retirement or resignation of Bradley
T. MacDonald.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee is composed of three directors who are independent, as defined under the listing standards of The American Stock Exchange, and operates under a written charter adopted by the Company's Board of Directors.

         The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company. The primary responsibilities of the Audit Committee are to review and evaluate the Company's audited financial statements and to monitor and oversee the Company's internal control system, its accounting and financial reporting process, its independent audit function and its compliance with applicable laws and regulations. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

         The Audit Committee members are not professional accountants or auditors, and are not responsible for conducting reviews of auditing or accounting procedures, nor can the Audit Committee certify that the independent auditor is "independent" under applicable rules. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with the auditors and the experience of the Audit Committee's members in business, financial and accounting matters.

         Recent years have brought a wave of new legislation and regulations in the area of corporate governance and financial reporting as the U.S. government took unprecedented measures to set new standards for corporate behavior and to restore investor confidence. The Company has a long history of corporate responsibility and good citizenship, and has taken appropriate measures to respond to the new standards. The Audit Committee took a lead role in overseeing the efforts of the Company's Controller's Group, Internal Audit Department, Legal Department, and independent accountants in ensuring the Company's compliance with these reforms.

                                 AUDIT COMMITTEE

                     Mary Travis (Chairperson)
                     R. Scott Zion
                     Rev. Donald Francis Reilly, O.S.A.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

           Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's directors and officers, and any person who owns more than ten percent of the Company's Common Stock (collectively, "Reporting Persons"), to file reports of their ownership and changes in ownership of Common Stock with the Commission. Reporting Persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely upon a review of copies of such reports furnished to the Company, and written representations that certain reports were not required, the Company believes that all of its Reporting Persons filed on a timely basis all reports required by Section 16(a) of the Exchange Act during or with respect to the year ended December 31, 2003.


                             PERFORMANCE COMPARISON

NUTRACEUTICAL GROUP INDUSTRY COMPARISON OF STOCK PRICES
ONE-YEAR COMPARISON

                                                    December 31, 2003  December 31, 2002      $          %
Company                                                Stock Price        Stock Price       Change     Change
-------                                                -----------     -----------------    ------     ------
Medifast (MED).......................................    $14.10             $5.32            8.78      165.0%
Natural Alternatives International, Inc. (NAII)......      6.40              3.98            2.42       60.8%
Weider Nutrition (WNI)...............................      4.45              1.45            3.00      206.9%
Pure World, Inc (PURW)...............................      2.51               .51            2.00      392.1%
Twinlab Corporation (TWLB)...........................      0.02               .10           (0.08)     (80.0)%
Natures Sunshine Products, Inc. (NATR)...............      8.42              9.71           (1.29)     (13.3)%

                         ONE-YEAR STOCK PRICE COMPARISON

   Date             MED          PURW          NAII            WNI          NATR
29-Dec-03          14.1          2.51           6.4           4.45          8.42
22-Dec-03         13.89          2.34          6.34           4.28           8.4
15-Dec-03         14.35          2.74          5.83           4.63          7.82
 8-Dec-03         14.86           2.9          5.95           4.85          8.43
 1-Dec-03            15          2.99          5.95           4.82          8.21
24-Nov-03          15.2          2.27          5.93           4.76          8.07
17-Nov-03         15.57          1.82          5.78           4.55          7.95
10-Nov-03            14          1.94           5.8           4.45          7.98
 3-Nov-03         17.82          1.69           5.9            4.2          8.45
27-Oct-03         15.64          1.61          5.69            4.3          8.13
20-Oct-03            15          1.57          5.21              4          7.76
13-Oct-03         16.02          1.57           5.2           3.99          7.98
 6-Oct-03         15.67          1.87           4.7           2.96           8.9
29-Sep-03         14.17          1.37          4.84           3.01          8.24
22-Sep-03          12.2          1.31          4.75           2.89             8
15-Sep-03         13.45          1.35           4.9           2.93          8.36
 8-Sep-03         13.39           1.3          4.96            2.8          8.48
 2-Sep-03         14.08          1.45          5.26            2.8           8.6
25-Aug-03         13.11          1.48          5.31            2.8          8.47
18-Aug-03         13.24          1.49          5.46           2.81          8.06
11-Aug-03         13.31          1.37           5.1           2.88          7.99
 4-Aug-03         13.66          1.44          4.84           3.15          7.41
28-Jul-03         14.79          1.44          4.96           3.09          7.94
21-Jul-03         12.75          1.45          5.03           2.53          7.91
14-Jul-03         15.99           1.6          5.02           2.45          7.86
 7-Jul-03         16.04          4.39             5           2.19           8.6
30-Jun-03         11.79          3.27          4.91           2.34          7.95
23-Jun-03         11.69          3.22          4.95           2.41          8.48
16-Jun-03         12.35           2.8          4.83           2.29          8.79
 9-Jun-03         11.98           3.3           5.2           2.31          9.21
 2-Jun-03         14.25           3.1          4.81           2.25         10.05
27-May-03          12.4          3.18          4.13           2.33          8.58
19-May-03          11.1           2.7          4.14           2.38          8.14
12-May-03          9.41          3.49          4.02              2           8.9
 5-May-03          8.75          3.36          4.08           1.75          9.62
28-Apr-03           7.5          3.31           4.5           1.75          10.2
21-Apr-03          6.14          3.05          4.27           1.69          8.98
14-Apr-03          5.54          2.38          3.92            1.7          8.65
 7-Apr-03          5.64          0.64          4.03           1.59           7.9
31-Mar-03           4.8           0.7          3.85           1.55          8.82
24-Mar-03          4.34          0.69          3.56           1.55          8.98
17-Mar-03             5          0.61          3.38           1.55          9.24
10-Mar-03          4.77          0.68          3.37            1.4          8.66
 3-Mar-03             5          0.62          3.47           1.39          8.58
24-Feb-03           5.3           0.8           3.7           1.45          8.43
18-Feb-03           4.6          0.41          3.47           1.55           7.6
10-Feb-03          4.39          0.45          3.39           1.55          7.12
 3-Feb-03          4.38          0.48           3.9           1.61          8.27
27-Jan-03          4.71           0.4          4.35            1.6          8.59
21-Jan-03           4.2          0.42          4.34           1.65           9.3
13-Jan-03           5.4          0.51          4.75           1.72          9.75
 6-Jan-03          6.06          0.53          3.95           1.75          9.11
 2-Jan-03          6.03          0.49             4           1.59          9.35

FOUR-YEAR COMPARISON

                                                    December 31, 2003  December 31, 1999      $          %
Company                                                Stock Price        Stock Price       Change     Change
-------                                                -----------     -----------------    ------     ------
Medifast (MED).......................................    $14.10             $ .22           13.88     6309.1%
Natural Alternatives International, Inc. (NAII)......      6.40              3.25            3.15       96.9%
Weider Nutrition (WNI)...............................      4.45              3.69             .76       20.6%
Pure World, Inc (PURW)...............................      2.51              3.12           (0.61)     (19.6)%
Twinlab Corporation (TWLB)...........................      0.02              7.94           (7.92)     (99.7)%
Natures Sunshine Products, Inc. (NATR)...............      8.42              8.00            0.42        5.3%

                        FOUR-YEAR STOCK PRICE COMPARISON

   Date            MED           PURW           NAII          WNI           NATR
1-Dec-03          14.1           2.51           6.4           4.45          8.42
3-Nov-03          15.2           2.27          5.93           4.76          8.07
1-Oct-03         15.64           1.61          5.69            4.3          8.13
2-Sep-03         12.35           1.31           4.8              3           8.3
1-Aug-03         13.11           1.48          5.31            2.8          8.47
1-Jul-03            15           1.55          4.97           3.01             8
2-Jun-03         11.25            3.3          4.95           2.26          7.98
1-May-03          12.4           3.18          4.13           2.33          8.58
1-Apr-03           7.3           2.86          4.22           1.76          9.37
3-Mar-03          4.94           0.73          3.54           1.46          8.77
3-Feb-03           5.3            0.8           3.7           1.45          8.43
2-Jan-03          4.71            0.4          4.35            1.6          8.59
2-Dec-02          5.32           0.51          3.98           1.45          9.71
1-Nov-02          3.09            0.5          3.92           1.76         10.53
1-Oct-02          2.92           0.41          3.95           1.65         11.31
3-Sep-02          1.79           0.43           3.5           1.75         10.82
1-Aug-02          1.26           0.51          2.99           1.78          10.7
1-Jul-02          0.93            0.5           2.8            1.9         10.46
3-Jun-02          0.81           0.59             3           1.98         11.31
1-May-02          0.78           0.62             3           1.95         11.01
1-Apr-02          0.82            0.8          1.96           1.75          10.9
1-Mar-02          0.83           0.84           1.9            1.9         11.21
4-Feb-02          0.61            0.9             2            1.8         12.65
2-Jan-02          0.45            0.9           2.2           2.15         13.15
3-Dec-01          0.22           0.85          2.25           1.68         11.74
1-Nov-01           0.3           0.91           1.9           1.55         13.95
1-Oct-01          0.31           1.02           1.7           1.48         11.55
4-Sep-01           0.2           1.01          1.45           1.55         11.45
1-Aug-01          0.35            1.3          2.04           1.95         13.85
2-Jul-01           0.3           1.18          2.09              2         12.16
1-Jun-01          0.33            1.2          2.25           2.25         11.83
1-May-01          0.37           1.18          2.78           2.45         11.09
2-Apr-01           0.4           1.02          2.25           2.35          8.92
1-Mar-01          0.44           1.12          2.12           2.85          6.94
1-Feb-01           0.3           1.16          2.81           2.85          7.62
2-Jan-01          0.19           1.12          2.97            2.7             7
1-Dec-00          0.14            1.5          2.19           2.12          6.81
1-Nov-00           0.2           1.62           2.5           2.62          6.62
2-Oct-00          0.28           1.56          2.81           3.19          7.06
1-Sep-00          0.31            2.5          2.16              5          7.44
1-Aug-00          0.17           2.31             2           4.06          7.88
3-Jul-00          0.28           2.75          1.94           3.06             8
1-Jun-00          0.38           2.84          1.81              3             7
1-May-00          0.19           3.06          1.59           3.31          7.56
3-Apr-00          0.22              4          1.56            3.5           8.5
1-Mar-00          0.44           5.06          1.97           3.56             8
1-Feb-00          0.75           3.97          2.16           3.71          10.5
3-Jan-00           0.5           4.44             2           3.21          8.72
2-Dec-99          0.19           3.13          3.25           3.65          7.97
1-Nov-99          0.19           2.87          3.31           3.31          8.41
4-Oct-99          0.25           2.62           3.5           3.49          7.31
1-Sep-99          0.19           2.69          3.88           3.12          9.39
3-Aug-99          0.38           3.62          3.75           4.12          9.67
1-Jul-99          1.06           4.25          3.38           4.61          9.27
2-Jun-99          0.62           4.31          3.44              4         10.38
3-May-99          0.75           4.37          3.56           5.04         12.04
5-Apr-99             1           4.19          3.75           5.34         10.53
1-Mar-99          1.44           3.94          4.88           4.56         10.84
1-Feb-99          1.63           4.81          5.75           6.26         12.07
4-Jan-99           1.5           7.09          9.13           6.92         13.09


PHARMACEUTICAL GROUP INDUSTRY COMPARISON OF STOCK PRICES
ONE-YEAR COMPARISON

                                                    December 31, 2003  December 31, 2002      $          %
Company                                                Stock Price        Stock Price       Change     Change
-------                                                -----------     -----------------    ------     ------

Medifast (MED).......................................    $14.10             $5.32            8.78      165.0%
Abbott Labs (ABT)....................................     46.34             40.00            6.34       15.9%
Unilever (UL)........................................     37.60             38.25           (0.65)      (1.7)%
Novartis (NVS).......................................     45.89             36.73            9.16       24.9%
Bristol Myers Squibb (BMY)...........................     28.60             23.15            5.45       23.5%

INDEX COMPARISON

 $100 invested in 1999 would return:
                                                  1999                2003
                                                  ----                ----
Nutraceutical Group Index...............          $100              $ 1,052
Medifast................................          $100              $ 6,309
S&P 500.................................          $100              $    90

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

           ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Company's independent auditor for the previous three (3) years, Wooden & Benson, Chartered, resigned and will no longer represent the company as of December 10, 2003. The resignation was due to the fact that Wooden & Benson, Chartered was acquired by a larger firm on January 1, 2004 and will no longer be auditing public companies. Such accountants report on the Registrant's financial statements for the past three years, and any subsequent interim period through the date of resignation, did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Registrant's relationship there were no disagreements or reportable events with such accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         The Audit Committee, as of December 10, 2003, elected Bagell, Josephs & Company, LLC, as the Company's independent auditors. Bagell, Josephs & Company, LLC conducted the audit of the Company's financial statements for the year ended December 31, 2003. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. In March 2004, the Audit Committee appointed Bagell, Josephs & Company, LLC to serve as independent auditors to conduct an audit of the Company's financial statements for 2004.

                           PRINCIPAL ACCOUNTANT'S FEES

         For the time period ended December 9, 2003, Wooden & Benson, Chartered Certified Public Accountants, performed professional services for the Company. During the time period of January 1, 2003 till December 9, 2003, audit fees paid to Wooden & Benson, Chartered, Certified Public Accountants, were $19,402.60, and included three (3) 10QSB reviews. Wooden & Benson, Chartered, Certified Public Accountants did not perform any consulting services for the company. For the time period from December 10, 2003 till year ended December 31, 2003, professional services were performed for the Company by Bagell, Josephs & Company, LLC. During the time period of December 10, 2003 till December 31, 2003, audit fees paid to Bagell, Josephs & Company, LLC, were $37,074.19 and includes the year-end 10KSB. Bagell, Josephs & Company, LLC did not perform any consulting services for the company.

         A representative of Bagell, Josephs & Company, LLC is expected to be present or available by telephone at the annual meeting with an opportunity to make a statement to the stockholders if he desires to do so, and will respond to appropriate questions.

         Selection of the Company's independent auditor is not required to be submitted to a vote of the shareholders of the Company for ratification. However, the Board of Directors is submitting this matter to the shareholders as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Bagell, Josephs & Company, LLC. After doing so, it may retain that firm or another without re-submitting the matter to the Company's shareholders. Even if the shareholders ratify the appointment of Bagell, Josephs & Company, LLC, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.


               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF BAGELL, JOSEPHS & COMPANY, LLC
                     AS THE COMPANY'S INDEPENDENT AUDITORS.

                                  ANNUAL REPORT

           The Annual Report of the Company to the stockholders for the year ended December 31, 2003 on Form 10-KSB immediately follows this Proxy Statement. No part thereof is incorporated by reference in this Proxy Statement.

           On written request, the Company will provide without charge to each record or beneficial holder of the Common Stock as of July 28, 2004, a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 as filed with the Securities and Exchange Commission. Requests should be addressed to Investor Relations, c/o Medifast, Inc., 11445 Cronhill Drive, Owings Mills, Maryland 21117.


                               PROXY SOLICITATION

           The cost of soliciting proxies will be borne by the Company. In addition to the use of mail, proxies may be solicited personally, by telephone, telegraph, by officers, directors and regular employees of the Company, who will not be specially compensated for this purpose. The Company will also request record holders of Common Stock who are securities brokers, custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of such stock, and will reimburse such brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding soliciting material.


                                  OTHER MATTERS

           The Company is unaware of any matters, above, which will be brought before the Meeting.

           Any proposals intended to be presented at the Meeting of Stockholders to be held in 2004 must be received by the Company for inclusion in the Company's proxy material no later than August 1, 2004.

           It is important that your proxy be returned promptly no matter how small or large your holding may be. Stockholders who do not expect to attend in person are urged to execute and return the enclosed form of proxy. As a matter of policy, we keep confidential proxies, ballots and voting tabulations that identify individual shareholders. Such documents are available for examination only by the inspector of elections, certain employees and our transfer agent who are associated with the processing proxy cards and tabulation of the votes. The vote of any shareholder is not disclosed except in a contested proxy solicitation or as may be necessary to meet legal requirements.

August 2, 2004

                                      PROXY
                                 MEDIFAST, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

           The undersigned hereby appoints Bradley T. MacDonald with full power of substitution, as attorneys for and in the name, place and stead of the undersigned, to vote all the shares of the common stock of MEDIFAST INC., owned or entitled to be voted by the undersigned as of the record date, at the Annual Meeting of Stockholders of said Company scheduled to be held at Sunrise Distributing, the distribution headquarters of Medifast, Inc., located at 601 Sunrise Avenue Ridgely, MD 21660 on Friday, September 3, 2004, at 1:00 P.M., Eastern Daylight Time or at any adjournment or adjournments of said meeting, on the following proposals as indicated.

1. To elect a classified Board of Directors consisting of seven directors. The Board of Directors are divided into three classes consisting of Class I, Class II, and Class III, and these classes are based upon seniority. The Class I Directors will hold office until 2007, while the Class II and III Directors will hold office until the next Annual Meeting of Stockholders at which their respective class term expires and their respective successors will be duly elected and qualified.

                                CLASS I ELECTION

Class I Directors: Bradley T. MacDonald and Rev. Donald F. Reilly, O.S.A.

           [ ] FOR  All nominees (except as marked to the contrary below)
           [ ] WITHHOLD

                             CLASS II & III ELECTION

Class II Directors:  R. Scott Zion and Michael C. MacDonald
Class III Directors: Mary T. Travis, Michael J. McDevitt and
                     Rev. Joseph D. Calderone, O.S.A.

           [ ] FOR  All nominees (except as marked to the contrary below)
           [ ] WITHHOLD

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

2. To approve the appointment of Bagell, Josephs & Company, LLC, an independent member of the BDO Seidman alliance, as the Company's independent auditors for the fiscal year ending December 31, 2004.

         [ ] FOR            [ ] AGAINST        [ ] ABSTAIN

3. To transact such other business as may properly come before the meeting or any adjournment thereof. (Please date and sign on reverse side).

         This proxy, if properly executed and returned will be voted in accordance with the directions specified hereof. If no directions are specified, this proxy will be voted FOR the election of the directors named above or their substitutes as designated by the Board of Directors.

Dated:
       --------------------------         --------------------------------------
                                          Signature of Stockholder

                                          --------------------------------------
                                          Signature of Co-Holder (if any)

         Please sign exactly as your name appears hereon and date. Joint owners should each sign. Trustees and fiduciaries should indicate the capacity in which they are signing.